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                                                                     Exhibit 4.5

                                   SCHEDULE A

                 PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES

         The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

1.       INTERPRETATION

(1)      For the purposes of these share provisions:

         "AFFILIATE" of any person means any other person dealing directly or indirectly controlling, controlled by, or under common control of that person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control of") as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENCY" means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency or authority or other regulatory authority (including the TSX and the NYSE) or administrative agency or commission (including the Ontario Securities Commission and the SEC) or any elected or appointed public official.

         "AGENT" means any chartered bank or trust company in Canada selected by the Corporation for the purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with section 5 or section 7, respectively.

         "BOARD OF DIRECTORS" means the board of directors of the Corporation.

         "BLACK-OUT PERIOD" means the period beginning on the last day of each fiscal quarter of LCE and ending at 5:00 p.m. (Toronto time) on the first business day following the public announcement of LCE's operating results for such fiscal quarter (inclusive).

         "BUSINESS DAY" means any day on which commercial banks are open for business in Toronto, Ontario and New York, New York other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada or in New York, New York, under the laws of the State of New York or the federal laws of the United States of America.

         "CALLCO LLC" means Loews Cineplex U.S. Callco, LLC, a limited liability company incorporated under the laws of Delaware and a wholly-owned subsidiary of LCE.

         "CALLCO ULC" means Loews Cineplex Canada Callco, ULC an unlimited liability company incorporated under the laws of Nova Scotia and a wholly-owned subsidiary of LCE.

         "CALLCO CALL NOTICE" has the meaning ascribed thereto in section 6(3) of these share provisions.

         "CANADIAN DOLLAR EQUIVALENT" means, in respect of an amount expressed in a currency other than Canadian dollars (the "FOREIGN CURRENCY AMOUNT"), at any date, the product obtained by multiplying:

         (a)      the Foreign Currency Amount; by
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                                      -2-

         (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose, which determination shall be conclusive and binding on all persons.

         "COMMON SHARES" means the Class A Retractable Common Shares in the capital of the Corporation held.

         "CORPORATION" means Loews Cineplex Entertainment Corporation Canada, a corporation incorporated under the laws of Ontario.

         "CURRENT MARKET PRICE" means, in respect of a share of LCE Stock on any date, the Canadian Dollar Equivalent of the average of the closing prices of the shares of LCE Stock during a period of 20 consecutive trading days ending not more than three trading days before such date on the NYSE, or, if the shares of LCE Stock are not then listed on the NYSE, on such other stock exchange or automated quotation system on which the shares of LCE Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of the shares of LCE Stock during such period does not create a market that reflects the fair market value of the shares of LCE Stock, then the Current Market Price of a share of LCE Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion, or determination by the Board of Directors shall be conclusive and binding on all persons.

         "DIVIDEND AMOUNT" means an amount equal to, and in full satisfaction of, all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by Callco ULC, Callco LLC or LCE from such holder pursuant to section 5(1), section 6(1) or section 7(1).

         "EXCHANGE RIGHT" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

         "EXCHANGEABLE SHARES" means the non-voting, exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein.

         "EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation (other than an Exempt Exchangeable Share Voting Event) and excluding the exercise of voting rights through the Trustee.

         "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the shares of LCE Stock.

         "HOLDER" means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares.

         "INCLUDING" means "including without limitation" and "INCLUDES" means "includes without limitation".

         "LCE" means Loews Cineplex Entertainment Corporation, a corporation incorporated under the laws of Delaware and the parent company of Callco ULC and Callco LLC.

         "LCE CONTROL TRANSACTION" means any merger, amalgamation, reorganization, arrangement, take-over bid or tender offer, material sale of assets, shares or rights or interests therein or thereto or similar transactions or events involving LCE, or any proposal to do so.
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                                      -3-

         "LCE DIVIDEND DECLARATION DATE" means the date on which the board of directors of LCE declares any dividend or other distribution on the shares of LCE Stock that would require a corresponding payment or other distribution to be made in respect of the Exchangeable Shares.

         "LCE STOCK" means the Class A common stock of LCE and any other security into which such shares may be changed.

         "LIQUIDATION AMOUNT" has the meaning ascribed thereto in section 5(1) of these share provisions.

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in section 5(4) of these share provisions.

         "LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 5(4) of these share provisions.

         "LIQUIDATION DATE" has the meaning ascribed thereto in section 5(1) of these share provisions.

         "NULLIFIED SHARES" means those Exchangeable Shares acquired by LCE or its affiliates as a result of: (i) a holder's retraction of the Exchangeable Shares; (ii) the exercise of the Retraction Call Right;
         (iii) the redemption of Exchangeable Shares; (iv) the exercise of the Redemption Call Right; (v) the liquidation, dissolution or winding up of the Corporation; (vi) the exercise of the Liquidation Call Right;
         (vii) the exercise of the Exchange Right; or (viii) the exercise of the Automatic Exchange Right, all as contemplated by these share provisions, the Support Agreement and the Voting and Exchange Right Agreement.

         "NON-RESIDENT" has the meaning ascribed thereto in the Tax Act.

         "NYSE" means the New York Stock Exchange or its successor or, if the shares of LCE Stock are not then listed or admitted for trading on the NYSE, the principal exchange on which the shares of LCE Stock are then listed or admitted for trading, or if the shares of LCE Stock are not then listed or admitted for trading on any U.S. stock exchange but are quoted on the Nasdaq Stock Market's National Market, the Nasdaq Stock Market's National Market, or if the shares of LCE Stock are neither listed nor admitted to trading on any U.S. stock exchange nor quoted on the Nasdaq Stock Market's National Market, the over-the-counter market.

         "OBCA" means the Business Corporations Act (Ontario), as now in effect and as it may be amended from time to time.

         "OFFERING" means the initial public offering of the Exchangeable Shares by the Corporation.

         "PERSON" includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Agency, syndicate or other entity, whether or not having legal status.

         "PURCHASE PRICE" has the meaning ascribed thereto in section 6(3) of these share provisions.

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in section 7(4) of these share provisions.

         "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in section 7(4) of these share provisions.

                   "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to section 7 of these share provisions, which date shall be no earlier than the _________ 2017, unless:

         (a) there are fewer than _____ Exchangeable Shares outstanding (other than Nullified Shares), as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of, or stock dividend on, the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or
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                                      -4-

                   convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares, in which case the Board of Directors may accelerate such redemption date to such date prior to _________, 2017 as it may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

         (b) an LCE Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such LCE Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such LCE Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to _______, 2017 as it may determine, upon such number of days' prior written notice to the holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances (it being understood, without limiting the discretion of the Board of Directors to make the foregoing determinations, that the Board of Directors shall be entitled to make the foregoing determinations and accelerate such redemption date in accordance with this clause if the potential acquiror informs LCE that it is not willing to replicate the terms and conditions of the Exchangeable Shares in the LCE Control Transaction or indicates that its willingness to do so is conditioned upon a modification of the terms of the LCE Control Transaction);

         (c) an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the Redemption Date shall be the business day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event, and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares and the Trustee as it may determine to be reasonably practicable in such circumstances;

         (d) an Exempt Exchangeable Share Voting Event is proposed and holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares failed to take such action and the Board of Directors shall give such number of days' prior written notice of such possible redemption to the registered holders of such Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

         (e) Canadian tax legislation is amended and becomes effective such that the holding of shares of LCE Stock would not be considered foreign property for the purposes of the Tax Act and that the exchange of Exchangeable Shares for LCE Stock would not be a taxable event for Canadian income tax purposes, in which case the Board of Directors may accelerate such Redemption Date to such date prior to _______, 2017 as it may determine, upon at least 60 days' prior written notice to the holders of the Exchangeable Shares and the Trustee;

         provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a) through (e) above to less than 10% of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

         "REDEMPTION PRICE" has the meaning ascribed thereto in section 7(1) of these share provisions.

         "RETRACTED SHARES" has the meaning ascribed thereto in section 6(1)(a) of these share provisions.
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                                      -5-

         "RETRACTION CALL RIGHT" has the meaning ascribed thereto in section 6(1)(c) of these share provisions.

         "RETRACTION DATE" has the meaning ascribed thereto in section 6(1) of these share provisions.

         "RETRACTION PRICE" has the meaning ascribed thereto in section 6(1) of these share provisions.

         "RETRACTION REQUEST" has the meaning ascribed thereto in section 6(1) of these share provisions.

         "SEC" means the U.S. Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act (Ontario) and the rules, regulations and policies, national instruments, notices and blanket rulings made thereunder, as amended.

         "SUPPORT AGREEMENT" means the agreement made among LCE, Callco ULC, Callco LLC and the Corporation pursuant to which LCE will agree to take any necessary steps to maintain the economic equivalency of the Exchangeable Shares and the shares of LCE Stock.

         "TAX ACT" means the Income Tax Act (Canada), as amended.

         "TRANSFER AGENT" means _______ or such other person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

         "TRUSTEE" means the trustee chosen by LCE to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada or any Province thereof and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

         "TSX" means the Toronto Stock Exchange or its successor.

         "VOTING AND EXCHANGE TRUST AGREEMENT" means an agreement to be made among LCE, the Corporation and the Trustee in connection with the Offering pursuant to which one special share of voting stock of LCE will be held by the Trustee for the benefit of the holders of Exchangeable Shares.

2.       RANKING OF EXCHANGEABLE SHARES

         The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

3.       DIVIDENDS

(1) A holder of an Exchangeable Share shall be entitled to receive, and the Board of Directors shall, subject to applicable law, on each LCE Dividend Declaration Date declare, a dividend on each Exchangeable
         Share:

         (a) in the case of a cash dividend declared on the shares of LCE Stock, the cash dividend in U.S. funds or in an amount equal to the Canadian Dollar Equivalent of the cash dividend declared on each share of LCE Stock on the LCE Dividend Declaration Date;

         (b) in the case of a stock dividend declared on the shares of LCE Stock to be paid in shares of LCE Stock, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of LCE Stock to be paid on each share of LCE Stock, unless in lieu of such stock dividend the Corporation elects to effect a corresponding and contemporaneous and economically equivalent subdivision of the outstanding Exchangeable Shares whereby each Exchangeable Share before the subdivision becomes a number of
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                                      -6-

                  Exchangeable Shares as is equal to the sum of (i) a share of LCE Stock and (ii) the number of shares of LCE Stock to be paid as a stock dividend on each share of LCE Stock; or

         (c) in the case of a dividend declared on the shares of LCE Stock in property other than cash or shares of LCE Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (to be determined by the Board of Directors as contemplated by section 3(5) hereof) to the type and amount of property declared as a dividend on each share of LCE Stock.

         Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends other than or in excess of the dividends referred to in this section 3(1).

         In the event the Board of Directors elects to effect a subdivision of the outstanding Exchangeable Shares in accordance with paragraph 3(1)(b) above, such subdivision shall become effective on the effective date for the dividend declared on the shares of LCE Stock without any further act or formality on the part of the Board of Directors or the holders of Exchangeable Shares. No approval of the holders of Exchangeable Shares to an amendment to the articles of the Corporation shall be required to give effect to such subdivision.

(2) Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by section 3(1)(a) hereof and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3(1)(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3(1)(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

(3) The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3(1) hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the shares of LCE Stock. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision, redivision or change of the Exchangeable Shares under section 3(1)(b) hereof and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend declared on the shares of LCE Stock.

(4) If on any payment date for any dividends declared on the Exchangeable Shares under section 3(1) hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

(5) The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of these share provisions, including section 3(1) hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

         (a) in the case of any stock dividend or other distribution payable in shares of LCE Stock, the number of such shares issued in proportion to the number of shares of LCE Stock previously outstanding;
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                                      -7-

         (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of LCE Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of LCE Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a share of LCE Stock;

         (c) in the case of the issuance or distribution of any other form of property (including any shares or securities of LCE of any class other than shares of LCE Stock, any rights, options or warrants other than those referred to in section 3(5)(b) hereof, any evidences of indebtedness of LCE or any assets of
                  LCE) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of LCE Stock and the Current Market Price of a share of LCE Stock;

         (d) in the case of any subdivision, redivision or change of the then outstanding shares of LCE Stock into a greater number of shares of LCE Stock or the reduction, combination, consolidation or change of the then outstanding shares of LCE Stock into a lesser number of shares of LCE Stock or any amalgamation, merger, reorganization or other transaction affecting shares of LCE Stock, the effect thereof upon the then outstanding shares of LCE Stock; and

         (e) in all such cases, whether the general taxation consequences of the relevant event to holders of Exchangeable Shares may differ from the taxation consequences to holders of shares of LCE Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares), and if such differences exist, whether any change can be made to the relevant event that would reduce or remove such differences, provided that any such change shall not, in the sole discretion of the board of directors, have any negative financial impact on LCE.

4.       CERTAIN RESTRICTIONS

         So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 9(2) of these share provisions:

         (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

         (b) redeem, purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

         (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs;

         (d) issue any Exchangeable Shares other than: (i) pursuant to any shareholder rights plan or equity incentive plan adopted by the Board of Directors; (ii) by way of stock dividend to the holders of such Exchangeable Shares; or (iii) by way of any subdivision of Exchangeable Shares under the provisions of paragraph 3(1)(b) herein; or

         (e) issue any shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

         The restrictions in section 4(a), (b), (c) and (d) hereof shall not apply at any time when all the dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the shares of LCE Stock shall have been declared and paid on the Exchangeable Shares.
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                                      -8-

5.       DISTRIBUTION ON LIQUIDATION

(1) In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by Callco ULC or Callco LLC of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "LIQUIDATION DATE") of such liquidation, dissolution, winding-up or other distribution, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "LIQUIDATION AMOUNT") equal to the Current Market Price of a share of LCE Stock on the last business day prior to the Liquidation Date, which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one share of LCE Stock (which on issue will be admitted to listing and trading by the NYSE (subject to official notice of issuance)), plus an amount equal to the Dividend Amount.

(2) On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by Callco ULC or Callco LLC, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents, instruments and payments as the Transfer Agent or the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the shares of LCE Stock to which such holder is entitled and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation certificates representing shares of LCE Stock (which shares shall be duly issued as fully paid and shall be free and clear of any lien, claim or encumbrance other than any lien, claim or encumbrance imposed by the action of a holder of Exchangeable Shares or its affiliates) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the Dividend Amount, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited in a custodial account with, the Agent the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such Exchangeable Shares so deposited, without interest, and when received by the Agent, all dividends and other distributions with respect to the shares of LCE Stock to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such shares of LCE Stock to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

(3) After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5(1) of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

(4) Callco ULC and Callco LLC shall each have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation for the purpose of winding up its affairs pursuant to this Article 5, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Nullified Shares) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco ULC or Callco LLC, as the case may be, to each such holder of an amount per Exchangeable Share (the "LIQUIDATION CALL PURCHASE PRICE") equal to the sum of (i) the Current Market Price of a share of LCE Stock on the last business day prior to the Liquidation Date, which shall be satisfied in full by Callco ULC or Callco LLC, as the case may be, delivering or causing to be delivered to such holder one share of LCE Stock plus (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Callco ULC or Callco LLC, as the case may be, each holder (other than holders of Nullified Shares) shall be obligated to sell all the Exchangeable Shares held by the holder to Callco ULC or Callco LLC, as the case may be, on the Liquidation Date on payment by Callco ULC or Callco LLC, as the case may be, to the holder of the Liquidation Call Purchase Price for each such share, and the Corporation shall have no obligation to pay any Liquidation Call Purchase Price to the holders of such shares so purchased by Callco ULC or Callco LLC, as the case may be.

(5) To exercise the Liquidation Call Right, Callco ULC or Callco LLC, as the case may be, must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of the intention of Callco ULC or Callco LLC, as the case may be, to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation for the purpose of winding up its affairs and at least five business days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco ULC or Callco LLC has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco ULC or Callco LLC. If Callco ULC or Callco LLC exercises the Liquidation Call Right, then on the Liquidation Date, Callco ULC or Callco LLC, as the case may be, will purchase and the holders (other than holders of Nullified Shares) will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Liquidation Call Purchase Price. An exercise by Callco LLC of its Liquidation Call Right shall be conditional on the non-exercise of such right by Callco ULC, such that if both exercise the right, the exercise by Callco LLC shall not be effective and shall be deemed not to have occurred.

(6) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco ULC or Callco LLC, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of shares of LCE Stock deliverable by Callco ULC or Callco LLC, as the case may be, and a cheque or cheques of Callco ULC or Callco LLC, as the case may be, payable at par at any branch of the bankers of Callco ULC or Callco LLC, as the case may be, representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price for all holders of Exchangeable Shares (other than holders of Nullified Shares). Provided that Callco ULC or Callco LLC, as the case may be, has complied with the immediately preceding sentence, then on and after the Liquidation Date, each holder of Exchangeable Shares (other than holders of Nullified Shares) shall cease to be a holder of Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive, without interest, its proportionate part of the total Liquidation Call Purchase Price payable by Callco ULC or Callco LLC, as the case may be, upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of LCE Stock to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles and by-laws of the Corporation and such additional documents, instruments and payments (including, without limitation, any applicable stamp taxes) as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco ULC or Callco LLC, as the case may be, shall deliver to such holder, certificates representing the shares of LCE Stock to which the holder is entitled and a cheque or cheques of Callco ULC or Callco LLC, as the case may be, payable at par at any branch of the bankers of Callco ULC or Callco LLC, as the case may be, in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If Callco ULC or Callco LLC does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation for the purpose of winding up its affairs pursuant to this Article 5.

6.       RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

(1) A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco ULC or Callco LLC of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder on a date that is 15 business days after the date on which the Retraction Request is received by the Corporation (the "RETRACTION DATE"), for an amount per share equal to the Current Market Price of a share of LCE Stock on the last business day prior to the Retraction Date (the "RETRACTION PRICE"), which shall be satisfied in full by the Corporation delivering or causing to be delivered to such holder one share of LCE Stock (which on issue will be admitted to listing and trading by the NYSE (subject to official notice of issuance)) for each Exchangeable Share presented and surrendered by the holder together with, on the designated payment date therefor, the Dividend Amount. Notwithstanding the foregoing, the Corporation, in its sole discretion, may, but shall not be required to, redeem the Retracted Shares on a date that is less than 15 business days from the date on which it receives a Retraction Request. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with documents, instruments and payments as the Transfer Agent or the Corporation may reasonably require, and together with a duly executed statement (the "RETRACTION REQUEST") in the form of Exhibit 1 hereto or in such other form as may be acceptable to the Corporation:

         (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "RETRACTED SHARES") redeemed by the Corporation; and

         (b) acknowledging the overriding right (the "RETRACTION CALL RIGHT") of Callco ULC and Callco LLC to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco ULC or Callco LLC, as the case may be, in accordance with the Retraction Call Right on the terms and conditions set out in section 6(3) hereof.

(2) Provided that Callco ULC or Callco LLC has not exercised the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6(1) of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6(7), the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the Retraction Price with respect to such shares plus the Dividend Amount, if any, and shall comply with section 6(4) hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Callco ULC or Callco LLC, as the case may be, pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

(3) Subject to the provisions of this Article 6, upon receipt by the Corporation or the Transfer Agent of a Retraction Request, the Corporation shall immediately notify Callco ULC and Callco LLC thereof. In order to exercise the Retraction Call Right, Callco ULC or Callco LLC, as the case may be, must notify the Corporation of its determination to do so (the "CALLCO CALL NOTICE") within five business days of notification to Callco ULC and Callco LLC by the Corporation of the receipt by the Corporation of the Retraction Request. If Callco ULC or Callco LLC does not so notify the Corporation within such five business day period, the Corporation will notify the holder as soon as possible thereafter that Callco ULC and Callco LLC will not exercise the Retraction Call Right. If Callco ULC or Callco LLC delivers the Callco Call Notice within such five business day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6(7), the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Callco ULC or Callco LLC, as the case may be, in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Callco ULC or Callco LLC, as the case may be, shall purchase from such holder and such holder shall sell to Callco ULC or Callco LLC, as the case may be, on the Retraction Date the Retracted Shares for a purchase price (the "PURCHASE PRICE") per share equal to the Retraction Price per share, plus, on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, any Dividend Amount. To the extent that Callco ULC or Callco LLC, as the case may be, pays the Dividend Amount in respect of the Retracted Shares, the Corporation shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. For the purpose of completing a purchase pursuant to the Retraction Call Right, on the Retraction Date, Callco ULC or Callco LLC, as the case may be, shall transfer or cause to be issued or transferred to the holder of the Retracted Shares the shares of LCE Stock to which such holder is entitled. Provided that Callco ULC or Callco LLC, as the case may be, has complied with the immediately preceding sentence and section 6(4) hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Callco ULC or Callco LLC does not deliver a Callco Call Notice within such five business day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6(7), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6. An exercise by Callco LLC of its Retraction Call Right shall be conditional on the non-exercise of such right by Callco ULC, such that if both exercise the right, the exercise by Callco LLC shall not be effective and shall be deemed not to have occurred.

(4) The Corporation or Callco ULC or Callco LLC, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the shares of LCE Stock (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance and which on issue will be admitted to listing and trading by the NYSE (subject to official notice of issuance)) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation, Callco ULC or Callco LLC, as the case may be, as applicable, representing the aggregate Dividend Amount, in payment of the Retraction Price or Purchase Price, as the case may be, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation, Callco ULC or Callco LLC, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price or Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

(5) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Retraction Price or Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Retraction Price, or Purchase Price, as the case may be, as provided in section 6(4) hereof is not made, in which case the rights of such holder shall remain unaffected until the Retraction Price or Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Retraction Price or Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco ULC or Callco LLC shall thereafter be a holder of the shares of LCE Stock delivered to it.

(6) Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would be prohibited by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco ULC or Callco LLC shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Trustee at least two business days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the Redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem only those Retracted Shares in accordance with section 6(2) of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to section 6(2) hereof. If the Corporation would otherwise be obligated to redeem the Retracted Shares pursuant to section 6(2) of these share provisions but is not obligated to do so as the result of solvency requirements or other provisions of applicable law, the Trustee, on behalf of the holders of Retracted Shares which the Corporation is not able to redeem as a result of solvency requirements or other provisions of applicable law, will, pursuant to the Exchange Right under the Voting and Exchange Trust Agreement require LCE to purchase such Retracted Shares held by such holder.

(7) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the business day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco ULC or Callco LLC, as the case may be, shall be deemed to have been revoked.

(8) If a Retraction Date would otherwise be scheduled to occur during the Black-out Period, the Retraction Request shall not be completed on that date, and shall be completed on the first business day following the Black-out Period, which date shall be the Retraction Date for such Retraction Request. Notwithstanding the foregoing, a Retraction Request may be completed during the Black-out Period if it relates to a holder exercising his, her or its Exchange Right under the Voting and Exchange Trust Agreement.

(9) In the event the Retraction Date is expected to occur on the first business day after a Black-out Period, the Corporation shall be entitled to deliver a notice to the holders of the Retracted Shares no later than 9:00 a.m. (Toronto time) on the business day preceding the Retraction Date confirming that the retraction of the Retracted Shares will occur as at the close of business on the Retraction Date unless the holder delivers to the Corporation a notice of withdrawal in writing no later than 9:00 a.m. (Toronto time) on the Retraction Date and otherwise in accordance with section 6(7) of these share provisions.

7.       REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

(1) Subject to applicable law, and provided Callco ULC or Callco LLC has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share (the "REDEMPTION PRICE") equal to the Current Market Price of a share of LCE Stock on the last business day prior to the Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one share of LCE Stock for each Exchangeable Share held by such holder, together with an amount equal to the Dividend Amount.

(2) In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days prior to the Redemption Date (other than a Redemption Date established in connection with an LCE Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the proposed redemption by the Corporation or the purchase by Callco ULC or Callco LLC under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption

         Date established in connection with an LCE Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of the redemption by the Corporation or the purchase by Callco ULC or Callco LLC under the Redemption Call Right, as the case may be, will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

(3) On or after the Redemption Date and provided that the Redemption Call Right has not been exercised by Callco ULC or Callco LLC, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles of the Corporation and such additional documents, instruments and payments as the Transfer Agent or the Corporation may reasonably require. Payment of the Redemption Price for such Exchangeable Shares shall be made by transferring or causing to be issued or transferred to each holder the shares of LCE Stock to which such holder is entitled (which on issue will be admitted to listing and trading by the NYSE (subject to official notice of issuance)) and by delivering to such holder, at the address of such holder recorded in the register of shareholders of the Corporation for the Exchangeable Shares or by holding for pick-up by such holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation certificates representing shares of LCE Stock (which shares shall be fully paid and shall be free and clear of any lien, claim or encumbrance), and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the Dividend Amount, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive the Redemption Price, unless payment of the Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Agent named in such notice the Redemption Price for the Exchangeable Shares (except as otherwise provided in this section 7(3)) so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, less any amounts withheld on account of tax required to be deducted and withheld therefrom, such aggregate Redemption Price to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the aggregate Redemption Price for such Exchangeable Shares, without interest, and when received by the Agent, all dividends and other distributions with respect to the shares of LCE Stock to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such shares of LCE Stock to such holder (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom), against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

(4) Callco ULC and Callco LLC shall each have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to this Article 7 to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Nullified Shares) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco ULC or Callco LLC, as the case may be, to each such holder of an amount per Exchangeable Share (the "REDEMPTION CALL PURCHASE PRICE") equal to the sum of (i) the Current Market Price of a share of LCE Stock on the last business day prior to the Redemption

         Date, which shall be satisfied in full by Callco ULC or Callco LLC, as the case may be, delivering or causing to be delivered to such holder one share of LCE Stock, plus (ii) any Dividend Amount. In the event of the exercise of the Redemption Call Right by Callco ULC or Callco LLC, as the case may be, each holder (other than holders of Nullified Shares) shall be obligated to sell all the Exchangeable Shares held by the holder to Callco ULC or Callco LLC, as the case may be, on the Redemption Date on payment by Callco ULC or Callco LLC, as the case may be, to the holder of the Redemption Call Purchase Price for each such share, and the Corporation shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased by Callco ULC or Callco LLC, as the case may be.

(5) To exercise the Redemption Call Right, Callco ULC or Callco LLC, as the case may be, must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of the intention of Callco ULC or Callco LLC, as the case may be, to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an LCE Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case Callco ULC or Callco LLC, as the case may be, shall so notify the Transfer Agent and the Corporation on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco ULC or Callco LLC, as the case may be, has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco ULC or Callco LLC, as the case may be. If Callco ULC or Callco LLC, as the case may be, exercises the Redemption Call Right, on the Redemption Date, Callco ULC or Callco LLC, as the case may be, will purchase and the holders (other than holders of Nullified Shares) will sell all of the Exchangeable Shares then outstanding for a price per Exchangeable Share equal to the Redemption Call Purchase Price. An exercise by Callco LLC of its Redemption Call Right shall be conditional on the non-exercise of such right by Callco ULC, such that if both exercise the right, the exercise by Callco LLC shall not be effective and shall be deemed not to have occurred.

(6) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Callco ULC or Callco LLC, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of shares of LCE Stock deliverable by Callco ULC or Callco LLC, as the case may be, and a cheque or cheques of Callco ULC or Callco LLC, as the case may be, payable at par at any branch of the bankers of Callco ULC or Callco LLC, as the case may be, representing the aggregate Dividend Amount, if any, in payment of the total Redemption Call Purchase Price for all holders of Exchangeable Shares (other than holders of Nullified Shares). Provided that Callco ULC or Callco LLC, as the case may be, has complied with the immediately preceding sentence, on and after the Redemption Date each holder of Exchangeable Shares (other than holders of Nullified Shares) shall cease to be a holder of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders of Exchangeable Shares (including, without limitation, any rights under the Voting and Exchange Trust Agreement), other than the right to receive, without interest, its proportionate part of the total Redemption Call Purchase Price payable by Callco ULC or Callco LLC, as the case may be, upon presentation and surrender by such holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the shares of LCE Stock to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the articles of the Corporation and such additional documents, instruments and payments (including, without limitation, any applicable stamp taxes) as the Transfer Agent or the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco ULC or Callco LLC, as the case may be, shall deliver to such holder, certificates representing the shares of LCE Stock to which the holder is entitled and a cheque or cheques of Callco ULC or Callco LLC, as the case may be, payable at par at any branch of the bankers of Callco ULC or Callco LLC, as the case may be, in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If Callco ULC or Callco LLC, as the case may be, does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Redemption Price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to this Article 7 and together with accrued and unpaid dividends on such Exchangeable Shares held by the holder on any dividend record date prior to the Redemption Date.

8.       VOTING RIGHTS

         Except as required by applicable law and by section 9 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not have class votes except as required by applicable law or these share provisions.

9.       AMENDMENT AND APPROVAL

(1) The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares contained herein may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(2) Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable law shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, subject to a minimum requirement that such approval or consent be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

10.      RECIPROCAL CHANGES, ETC. IN RESPECT OF SHARES OF LCE STOCK

(1) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares (excluding Nullified Shares) are outstanding, LCE will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 9(2) of these share provisions:

         (a) issue or distribute shares of LCE Stock (or securities exchangeable for or convertible into shares of LCE Stock) to the holders of all or substantially all of the then outstanding shares of LCE Stock by way of stock dividend or other distribution, other than an issue of shares of LCE Stock (or securities exchangeable for or convertible into shares of LCE Stock) to holders of shares of LCE Stock (i) who exercise an option to receive dividends in shares of LCE Stock (or securities exchangeable for or convertible into shares of LCE Stock) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement; provided that, in either case, an equivalent option or plan is available to holders of Exchangeable Shares;

         (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of LCE Stock entitling them to subscribe for or to purchase shares of LCE Stock (or securities exchangeable for or convertible into shares of LCE Stock); or

         (c) issue or distribute to the holders of all or substantially all of the then outstanding shares of LCE Stock:

                  (i) shares or securities of LCE of any class other than shares of LCE Stock (other than shares convertible into or exchangeable for shares of LCE Stock);

                  (ii) rights, options or warrants other than those referred to in section 10(1)(b) above;

                  (iii)    evidence of indebtedness of LCE; or

                  (iv)     assets of LCE,

         unless the same or an economic equivalent (as determined by the Board of Directors) on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least seven days prior written notice thereof is given to the holders of Exchangeable Shares.

(2) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares (excluding Nullified Shares) are outstanding, LCE will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 9(2) of these share provisions:

         (a) subdivide, redivide or change the then outstanding shares of LCE Stock into a greater number of shares of LCE Stock;

         (b) reduce, combine, consolidate or change the then outstanding shares of LCE Stock into a lesser number of shares of LCE Stock; or

         (c) reclassify or otherwise change the shares of LCE Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of LCE Stock,

         unless the same or an economically equivalent change (as determined by the Board of Directors) shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares and at least seven days prior written notice is given to the holders of Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 9(2) of these share provisions.

11.      ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

(1) The Corporation will take all such actions and do all such things as shall be necessary to perform and comply with and to ensure performance and compliance by LCE, Callco ULC, Callco LLC and the Corporation with all provisions of the Support Agreement applicable to LCE, Callco ULC, Callco LLC and the Corporation, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary to enforce for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

(2) The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 9(2) of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

         (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

         (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares.

12.      LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

(1) The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the Liquidation Call Right and the Redemption Call Right, the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

(2) Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of each of Callco ULC and Callco LLC and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of each of Callco ULC and Callco LLC as therein provided.

(3) The Corporation, Callco ULC, Callco LLC, LCE and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, Callco ULC, Callco LLC, LCE or the Transfer Agent is required to deduct and withhold with respect to such payment under the Tax Act or United States tax laws or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Callco ULC, Callco LLC, LCE and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Callco ULC, Callco LLC, LCE or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Callco ULC, Callco LLC, LCE or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

13.      NOTICES

(1) Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

(2) Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by first class mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

(3) Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third business day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

(4) In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, LCE intends to make reasonable efforts to disseminate any notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada or the United States are not open for the deposit of mail, any notice which LCE or the Transfer Agent may give will be deemed to have been properly given and to have been received by holders of Exchangeable Shares if (i) it is given to the TSX for dissemination or (ii) it is published once in the National Edition of The Globe and Mail and in the daily newspapers of general circulation in each of the French and English languages in the City of Montreal, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication thereof will be made in any other daily newspaper of general circulation published in the City of Toronto.

         Notwithstanding any other provision of these share provisions, notices, other communications and deliveries need not be mailed if LCE determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as LCE has determined that delivery by mail will no longer be delayed. LCE will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this section 13(4). Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

14.      DISCLOSURE OF INTERESTS IN EXCHANGEABLE SHARES

         The Corporation shall be entitled to require any holder of an Exchangeable Share or any person who the Corporation knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of "equity shares" of the Corporation) under section 101 of the Securities Act or as would be required under the Articles of LCE or any laws or regulations, or pursuant to the rules or regulations of any regulatory Agency if the Exchangeable Shares were shares of LCE Stock.

15.      CONSTRAINT ON SHARES

         At no time may non-residents of Canada within the meaning of the Tax Act ("Non-residents") be the beneficial owners of more than 49% of the Exchangeable Shares then outstanding. The Board of Directors may require statutory declarations as to the jurisdictions in which beneficial holders of Exchangeable Shares are resident. The Board of Directors may also require such statutory declaration from any person seeking to have a transfer of Exchangeable Shares registered in its name or to have the Corporation issue to it. If the Board of Directors becomes aware that the beneficial owners of 49% of the Exchangeable Shares then outstanding are, or may be, Non-resident or that such a situation is imminent, the Transfer Agent or registrar shall make a public announcement thereof and shall not accept a subscription of Exchangeable Shares from or issue or register a transfer of Exchangeable Shares to a person unless the person provides a declaration in form and content satisfactory to the Board of Directors that the person is not a Non-resident. If notwithstanding the foregoing, the Board of Directors determines that 49% or more of the Exchangeable Shares are held by Non-residents, the Board of Directors may send a notice to Non-resident holders of Exchangeable Shares, chosen in inverse order to the order of acquisition or registration or in such other manner as the Board of Directors may consider equitable and practicable, requiring them to sell their Exchangeable Shares or a portion thereof within a specified period of not less than 60 days. If the holders receiving such notice have not sold the specified number of Exchangeable Shares or provided the Board of Directors with satisfactory evidence that they are not Non-residents within such period, the Board of Directors may, to the extent permitted by the OBCA and the regulations promulgated thereunder, on behalf of such holders, sell such Exchangeable Shares as if the Corporation were the owner, and, in the interim, shall suspend the voting and distribution rights, if any, attached to such Exchangeable Shares. Upon such sale, the affected holders shall cease to be holders of Exchangeable Shares and their rights shall be limited to receiving the net proceeds of sale upon surrender of the certificates representing such Exchangeable Shares. The Board of Directors may also refuse the issue or transfer of Exchangeable Shares to a person who may be a Non-resident if such person has failed to furnish to the Corporation information requested to establish that such person is a Canadian resident. Unless and until the Board of Directors shall have been required to do so under the terms hereof, the Board of Directors shall not be bound to do or take any proceeding or action with respect to this Article 15 by virtue of the powers conferred on it hereby. The Board of Directors shall not be deemed to have notice of any violation of this Article 15 unless and until they have been given written notice of such violation and shall act only as required by these share provisions. The Board of Directors shall not be required to actively monitor the residency status of the beneficial holders of the Exchangeable Shares. It is acknowledged that the Board of Directors cannot monitor whether the Exchangeable Shares are beneficially owned by Non-residents given that the Exchangeable Shares are registered in the name of certain depositaries of securities. The Board of Directors shall not be liable for any violation of the Non-resident ownership restriction which may occur.

16.      DATE FOR ANY ACTION

         If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day.

                                    EXHIBIT 1
                               RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To:      Loews Cineplex Entertainment Canada Corporation ("THE CORPORATION") and
Loews Cineplex Canada Callco, ULC ("CALLCO ULC"), Loews Cineplex U.S. Callco, LLC ("CALLCO LLC") and Loews Cineplex Entertainment Corporation ("LCE")

         This notice is given pursuant to Article 6 of the provisions (the "SHARE PROVISIONS") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies the Corporation that, provided that the Retraction Call Right referred to below has not been exercised, the undersigned desires to have the Corporation redeem in accordance with section 6 of the Share
Provisions:

[ ]      all share(s) represented by this certificate; or

[ ]      ________________ share(s) only.

         The Retraction Date shall be the date that is 15 business days after the date upon which this notice is received by the Corporation, provided that the Retraction Date may not occur during the period beginning the last day of each fiscal quarter of LCE and ending at 5:00 p.m. on the first business day following the public announcement of LCE's operating results for such fiscal quarter (inclusive) (the "BLACK-OUT PERIOD"). If the Retraction Date would otherwise be scheduled to occur during the Black-out Period, it will be deemed to occur on the first business day following the Black-out Period. Notwithstanding the foregoing, the Black-out Period shall not apply to a Retraction Date occurring as a result of a holder exercising his, her or its Exchange Right under the Voting and Exchange Trust Agreement.

         The undersigned acknowledges that the Corporation, in its sole discretion, may, but shall not be required to, redeem the Retracted Shares on a date which is less than 15 business days from the date on which it receives a Retraction Request.

         The undersigned acknowledges the overriding Retraction Call Right of each of Callco ULC and Callco LLC to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco ULC or Callco LLC, as the case may be, in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in section 6(3) of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco ULC or Callco LLC, as the case may be, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the business day immediately preceding the Retraction Date.

         The undersigned acknowledges that, in the event a Retraction Date is scheduled for the first business day after a Black-out Period, the Corporation may deliver written confirmation to a holder of its previously delivered Retraction Request no later than 9:00 a.m. (Toronto time) on the business day preceding the Retraction Date confirming that the retraction of the Retracted Shares will occur as at the close of business on the Retraction Date unless the undersigned delivers a notice of withdrawal in accordance with section 6(7) of the Share Provisions.

         The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the Retracted Shares may be exchanged pursuant to the Exchange Right under the Voting and Exchange Trust Agreement so as to require LCE to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to Callco ULC, Callco LLC, LCE and the Corporation that the undersigned:

[ ]      is

                      (select one)
[ ]      is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

         The undersigned hereby represents and warrants to Callco ULC, Callco LLC, LCE and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco ULC, Callco LLC, LCE or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

_____________________  ___________________________  ___________________________
(Date)                 (Signature of Shareholder)   (Guarantee of Signature)

[ ]      Please check box if the certificates for shares of LCE Stock and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such certificates and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the certificates for shares of LCE Stock and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date: ________________________________________

Name of Person in Whose Name Securities or Cheque(s) are to be Registered, Issued or Delivered (please print):


                                             ___________________________________
Street Address or P.O. Box:
                                             ___________________________________
Signature of Shareholder:
                                             ___________________________________
City, Province and Postal Code:
                                             ___________________________________
Signature Guaranteed by:
                                             ___________________________________

NOTE: If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s)